UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2023

NetApp, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-27130	77-0307520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3060 Olsen Drive
San Jose, California		95128
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (408) 822-6000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	NTAP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)

Appointment of New Director

On November 15, 2023, the Board of Directors (the “Board”) of NetApp, Inc. (“NetApp” or the “Company”) approved an increase in the number of authorized directors on the Board from nine (9) to ten (10) and appointed Anders Gustafsson as a member of the Board to fill the vacancy created thereby.

There are no arrangements or understandings between Mr. Gustafsson, on the one hand, and the Company or any other persons, on the other hand, pursuant to which Mr. Gustafsson was selected as a director. There are no related party transactions between the Company and Mr. Gustafsson (or any immediate family member thereof) requiring disclosure under Item 404(a) of Regulation S-K. Mr. Gustafsson does not have any family relationships with any of the Company’s directors or executive officers.

Mr. Gustafsson will serve as a member of the Talent and Compensation Committee.

As a non-employee director, Mr. Gustafsson will participate in the non-employee director compensation arrangements described in the Company’s definitive proxy statement that was filed with the Securities and Exchange Commission (the “SEC”) on July 27, 2023. In addition, it is expected that he will enter into the Company’s standard form of director indemnification agreement previously approved by the Board. The form of indemnification agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on May 31, 2023.

A copy of the Company’s press release announcing the appointment of Mr. Gustafsson to the Board is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

Amendment and Restatement of Bylaws

On and effective as of November 15, 2023, the Board approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”). Among other updates, the Amended and Restated Bylaws:

•
update provisions relating to stockholder meetings to, among other things, provide explicitly for virtual stockholder meetings, clarify the manner in which a meeting of stockholders may be adjourned without having to provide additional notice, clarify the voting standard for matters other than the election of directors, and revise the requirements regarding written notice of the annual meeting and availability of the stockholder list to reflect developments in the Delaware General Corporation Law;
•
update and expand the procedural and informational requirements for director nominations and other proposals submitted by stockholders under the Company’s “advance notice” provisions, including updates to reflect the SEC’s adoption of “universal proxy” rules as set forth in Rule 14a-19 under the Securities Exchange Act of 1934, as amended;
•
clarify the authority of Company officers to preside at stockholder meetings and take other corporate actions;
•
clarify when a plurality voting standard will apply to director elections;
•
update the Company’s director and officer indemnification provisions;
•
clarify the non-officer status of an independent, non-executive chair of the Board;
•
eliminate the requirement to issue physical stock certificates; and
•
make other non-substantive and conforming revisions and clarifications.

The foregoing is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Bylaws of NetApp, Inc.

99.1	Press release, dated November 16, 2023, announcing appointment of Anders Gustafsson to the Board of Directors.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date:	November 16, 2023	By:	/s/ Elizabeth O'Callahan
Elizabeth O'Callahan Executive Vice President, Chief Legal Officer and Secretary